UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

NiSource Inc. (“NiSource”) is hosting an Investor Day in New York City today, September 12, 2012, beginning at 1:00 p.m. EDT and concluding at 4:00 p.m. EDT during which NiSource’s senior management, including its business unit chief executive officers, will discuss the company’s business profile, strategic direction and growth investment opportunities, as well as other matters of interest to the financial community. A copy of the slide presentation to be used during the Investor Day is furnished as Exhibit 99.1 to this report and will be available on NiSource’s website, www.nisource.com. The Investor Day presentation will be available via live webcast and archived for future viewing through a link on NiSource’s website, www.nisource.com.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in NiSource’s 2011 Annual Report on Form 10-K and in its 2012 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by NiSource that discuss important factors that could cause NiSource’s actual results to differ materially. NiSource expressly disclaims any duty to update any forward-looking statements contained in this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Slide Presentation of NiSource Inc. dated September 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: September 12, 2012	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Slide Presentation of NiSource Inc. dated September 12, 2012.